UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 17, 2009

MMR INFORMATION SYSTEMS, INC.
 (Exact Name of Registrant as Specified in Charter)

DELAWARE	000-51134	33-0892797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

468 NORTH CAMDEN DRIVE, 2nd FLOOR BEVERLY HILLS, CA		90210
(Address of Principal Executive Offices)		(Zip Code)

(310) 476-7002
 (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.    Changes in Registrant's Certifying Accountant.

On December 22, 2009, MMR Information Systems, Inc. (the "Company") selected Rose, Snyder & Jacobs ("Rose Snyder") as the Company's new independent registered public accounting firm for the Company. The engagement of Rose Snyder was approved by the Audit Committee and subsequently ratified by the Board. During the Company's fiscal years ended December 31, 2008 and December 31, 2007 and through December 18, 2009, the Company did not consult with Rose Snyder regarding any of the matters or events set forth in Item 304(a)(2)(i) or Item 304(a)(2)(ii) of Regulation S-K.

Also on December 22, 2009, the Company and SingerLewak LLP ("Singer") reached mutual agreement to end Singer's relationship with the Company as the Company's independent registered public accounting firm. This action was approved by the Audit Committee of the Board (the "Audit Committee") and subsequently ratified by the Board.

During the fiscal years ended December 31, 2008, and December 31, 2007, respectively, and in the subsequent interim periods ending September 30, 2009 and through December 22, 2009, there were no disagreements between the Company and Singer on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Singer, would have caused Singer to make reference to the subject matter of the disagreement in their reports on the financial statements for such years.

As the Company has previously reported in its filings with the SEC, in connection with the audit for the years ended December 31, 2008 and 2007, Singer identified significant deficiencies in the Company's internal control over financial reporting that were considered to be material weaknesses. In addition, during the nine months ended September 30, 2009, Singer identified additional material weaknesses regarding the Company's inadequate approval process and documentation of equity grants. There were no other "reportable events" as that term is used in Item 304(a)(1)(v) of Regulation S-K occurring during the fiscal years ended December 31, 2008 and 2007, and any subsequent interim period prior to the reaching of mutual agreement that Singer would no longer serve as the Company's independent registered public accounting firm.

The Company provided Singer with a copy of this Current Report on Form 8-K prior to its filing with the Commission and requested that Singer furnish a letter addressed to the Securities and Exchange Commission stating whether Singer agrees with the statements made by the Company in response to this item 4.01 and set forth above (the "Letter"). A copy of the Letter, dated December 23, 2009, from Singer to the Commission is attached as Exhibit 16.1 to this Current Report on Form 8-K.

A copy of the press release announcing the selection of Rose Snyder as the Company's independent registered public accounting firm is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2009, MMR Information Systems, Inc. (the "Company") appointed Ingrid Safranek, age 36, as the Company's Chief Financial Officer and Corporate Secretary. Mrs. Safranek commenced employment immediately upon appointment (the "Start Date"). The Company will pay Mrs. Safranek an annual base equivalent to approximately $105,000 plus bonus compensation based on scheduled reviews by the Company's compensation committee. The Board of Directors of the Company (the "Board") also granted Mrs. Safranek an option to purchase 500,000 shares of common stock of the Company at an exercise price which will equal the Company's closing stock price on the Start Date. The Company and Mrs. Safranek have not yet entered into a formal definitive employment agreement.

Also on December 17, 2009, the Company appointed Naj Allana, the Company's Chief Financial Officer, to the newly created position of Executive Vice President, Technology & Product Development.

A copy of the press release announcing the appointment of Mrs. Safranek as the Company's new Chief Financial Officer is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
16.1	Letter re: Change in Certifying Accountant.
99.1	MMR Information Systems, Inc. press release, dated December 23, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   December 23, 2009

MMR INFORMATION SYSTEMS, INC. By: /s/ ROBERT H. LORSCH Name: Robert H. Lorsch Title: Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
16.1	Letter re: Change in Certifying Accountant. Also provided in PDF format as a courtesy.
99.1	MMR Information Systems, Inc. press release, dated December 23, 2009. Also provided in PDF format as a courtesy.